I, Michael G. McLean, hereby resign my position as Chairman of the Board, President, Chief Executive and director of PCSupport.com, Inc., effective as of December 13, 2002.


/s/ Michael G. McLean
--------------------------
    Michael G. McLean




I, Steven W. Macbeth, hereby resign my positin as director, Chief Financial officer of PCSupport.com, Inc. effective December 13, 2002.


/s/ Steven W. Macbeth
--------------------------
    Steven W. Macbeth




I, Daymon Bodard, hereby accept the appointment as President, Secretary, Treasurer and sole director of PCSupport.com, Inc. effective this 18th day of December, 2002.


/s/ Daymon Bodard
--------------------------
    Daymon Bodard